As filed with the Securities and Exchange Commission on May 28, 2004

Registration No. 333-110978

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

NORTH CAROLINA	6712	56-2179531
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4500 CAMERON VALLEY PARKWAY, SUITE 150

CHARLOTTE, NORTH CAROLINA 28211

(704) 225-8444

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

RANDY P. HELTON

PRESIDENT AND CHIEF EXECUTIVE OFFICER

AMERICAN COMMUNITY BANCSHARES, INC.

4500 CAMERON VALLEY PARKWAY

SUITE 150

CHARLOTTE, NORTH CAROLINA 28211

(704) 225-8444

(Name, address, including zip code, and telephone number, including area code of agent for service)

WITH COPIES TO:

ANTHONY GAETA, JR., ESQ. TODD H. EVESON, ESQ. GAETA & ASSOCIATES, P.A. 8305 FALLS OF NEUSE ROAD, SUITE 203 RALEIGH, NORTH CAROLINA 27615 (919) 845-2558

Approximate date of commencement of the proposed sale to the public:    The acquisition of FNB Bancshares, Inc. by American Community Bancshares, Inc. was consummated on April 15, 2004. American Community Bancshares, Inc. is hereby amending this registration statement to deregister 111,917 shares of its common stock, $1.00 par value per share, which were issuable to the shareholders of FNB Bancshares, Inc. in connection with the acquisition of FNB Bancshares, Inc. by American Community Bancshares, Inc.

If the securities being registered on this Form are being offering in connection with formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of American Community Bancshares, Inc. (Reg. No. 333-110978) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

American Community Bancshares, Inc. is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-110978), which Registration Statement was declared effective by the Securities and Exchange Commission by order dated January 20, 2004, in order to deregister 111,917 shares of its common stock, $1.00 par value per share, which were originally registered under the Securities Act of 1933 for issuance to former shareholders of FNB Bancshares, Inc. in connection with American Community Bancshares, Inc.’s acquisition of FNB Bancshares, Inc. on April 15, 2004. American Community Bancshares, Inc. issued 617,343 shares of its common stock to the former shareholders of FNB Bancshares, Inc. in the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to registration statement no. 333-110978 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 28, 2004.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton

Randy P. Helton President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May, 28 2004 in the capacities indicated.

SIGNATURE	CAPACITY

/s/ Randy P. Helton	President, Chief Executive Officer and Director

Randy P. Helton

/s/ Dan R. Ellis, Jr.	Senior Vice President and Chief Financial Officer

Dan R. Ellis, Jr.

/s/ Robert G. Dinsmore, Jr.*	Director

Robert G. Dinsmore, Jr.*

/s/ Frank L. Gentry*	Director

Frank L. Gentry*

/s/ Thomas J. Hall*	Director

Thomas J. Hall*

/s/ Larry S. Helms*	Director

Larry S. Helms*

/s/ Bill Mason	Director

Bill Mason

/s/ V. Stephen Moss	Director

V. Stephen Moss

/s/ Peter A. Pappas*	Director

Peter A. Pappas*

/s/ L. Steven Phillips	Director

L. Steven Phillips

/s/ Alison J. Smith*	Director

Alison J. Smith*

/s/ L. Carlton Tyson*	Director

L. Carlton Tyson*

/s/ David D. Whitley*	Director

David D. Whitley*

/s/ Gregory N Wylie*	Director

Gregory N Wylie*

*By:	/s/ Randy P. Helton

Randy P. Helton Attorney-in-fact

Exhibit Index

Exhibit	Description

24.1	Power of Attorney*

*Previously filed